SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NUMBER ONE
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Solar Energy Limited

(Exact name of registrant as specified in its charter)

Delaware	**76-0418364**
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2

(Address of principal executive offices)

The 2003 Benefit Plan of Solar Energy Limited

(Full title of the plan)

The Company Corporation
2711 Centerville Road, Suite 400, Wilmington, Delaware 19800

(Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service: (800) 818-0204

Item 9. Undertakings.

Pursuant to the undertakings set forth in paragraph (a) (3) of Item 9 of the Registration Statement on Form S-8, file number 333-109037 (the "Form S-8"), filed September 23, 2003, Solar Energy Limited (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under The 2003 Benefit Plan of Solar Energy Limited as of the date specified herein below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the S-8 Registration Statement File Number 333-109037, filed September 23, 2003 to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia on November 30, 2004.

Solar Energy Limited

By: /s/ Peter Tsaparas
Peter Tsaparas, as Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Nora Coccaro Nora Coccaro	Director	November 30, 2004
/s/ Andrew Wallace Andrew Wallace	Director	November 30, 2004
/s/ Peter Tsaparas Peter Tsaparas	Director	November 30, 2004